EXHIBIT  11.1
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                         INCYTE PHARMACUETICALS, INC.

            STATEMENT RE:  COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   (in thousands, except per share amounts)


                                           THREE MONTHS ENDED  NINE MONTHS ENDED
                                               SEPTEMBER 30,     SEPTEMBER 30,
                                            -----------------  -----------------
                                             1997      1996     1997      1996
                                            -------  --------  -------  --------
Primary Earnings (Loss) Per Share
------------------------------------------

Weighted average common shares
  outstanding during the period. . . . . .   22,881   20,358    21,609   20,212

Adjustment for dilutive effect of
  outstanding stock options. . . . . . . .    1,915        -     1,915        -

Weighted average common and common
  stock equivalent shares used for
  primary earnings (loss) per share. . . .   24,796   20,358    23,524   20,212
                                            =======  ========  =======  ========

Net income (loss). . . . . . . . . . . . .  $ 3,044  $(3,352)  $ 5,967  $(6,987)
                                            =======  ========  =======  ========

Net income (loss) per share. . . . . . . .  $  0.12  $ (0.16)  $  0.25  $ (0.35)
                                            =======  ========  =======  ========



Fully Diluted Earnings (Loss) Per Share
------------------------------------------

Weighted average common shares
  outstanding during the period. . . . . .   22,881   20,358    21,609   20,212

Adjustment for dilutive effect of
  outstanding stock options. . . . . . . .    2,146        -     2,057        -

Weighted average common and common
  stock equivalent shares used for
  fully diluted earnings (loss) per share.   25,027   20,358    23,666   20,212
                                            =======  ========  =======  ========

Net income (loss). . . . . . . . . . . . .  $ 3,044  $(3,352)  $ 5,967  $(6,987)
                                            =======  ========  =======  ========

Net income (loss) per share. . . . . . . .  $  0.12  $ (0.16)  $  0.25  $ (0.35)
                                            =======  ========  =======  ========



Note: Fully diluted earnings (loss) per share is not presented separately on the face of the Statement of Operations as the dilution of the outstanding stock options does not differ materially.

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